UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2017

INVO BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-147330	20-4036208
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

407R Mystic Avenue, Suite 34C, Medford, MA   02155
(Address of principal executive offices)          (Zip Code)

(978) 878-9505
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 7 2017, The Board of Directors of INVO Bioscience unanimously voted to elect Dr. Kevin Doody to its Board of Directors.  Dr. Doody is filling the vacated directorship left open by the resignation of Claude Ranoux.
Dr. Kevin Doody has served as INVO Bioscience’s Medical Advisor and INVO procedure trainer since October 2016 and now has joined our Board of Directors.  Dr. Doody comes with vast expertise in infertility and outstanding credentials. Dr. Doody is President of the Society for Assisted Reproductive Technology (SART), on the Board of Directors of the American Society for Reproductive Medicine (ASRM) and a member of the RESOLVE Physician Council.

Dr. Doody is also the fertility specialist who founded and is Medical Director for the Center for Assisted Reproduction (CARE Fertility) and Effortless IVF located in Bedford Texas. CARE was established in 1989 and has been a pioneer of assisted reproductive technologies in the north Texas region with several firsts including the first ICSI pregnancy and the first to successfully implement a blastocyst culture system. CARE Fertility had the first pregnancy in the region following embryo biopsy and pre-implantation genetic testing for cystic fibrosis.  CARE Fertility/ Effortless IVF also was the first to adopt the INVOcell™ Intravaginal Culture System since the INVOcell first obtained FDA clearance.  INVO Bioscience warmly welcomes Dr. Doody to its team.

There is no arrangement or understanding between Dr. Doody, on one hand, and Kathleen Karloff and Robert Bowdring, the other directors, on the other hand, pursuant to which Dr. Doody was elected a director.

As INVO Bioscience is still in its infancy, underfunded and only has three Board of Directors no committees have or compensation plans have been established.  Thus, at this time there are no committees of the Board of Directors to which Dr. Doody is expected to be named.

There is no material plan, contract or arrangement (whether or not written) to which Dr. Doody is a party, or in which he participates, that is entered into or material amendment in connection with the Dr. Doody being elected a director, or any grant or award to Dr. Doody or modification thereof, under any such plan, contract or arrangement in connection with Dr. Doody being elected a director.

Since January 1, 2016 there has been no transaction in which INVO Bioscience was a participant involving an amount exceeding $120,000 in which a related person had a direct or indirect material interest, and there currently is no proposed transaction in which INVO Bioscience is to be a participant involving an amount exceeding $120,000 in which a related person will have a direct or indirect material interest.

Item 9.01                      Financial Statements and Exhibits
Exhibit 99.1         Announcement on April 11, 2017 of Dr. Doody's election to the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO Bioscience, Inc.

Date: April 10, 2017	By:	/s/ Kathleen T Karloff
Kathleen T Karloff
Chief Executive Officer and Chairman of the Board of Directors